UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-0179592
(State of incorporation or organization)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001	NYSE MKT LLC.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of listing of the shares of common stock of Ampio Pharmaceuticals, Inc. (the “Company”), par value $0.0001 per share (the “Common Stock”), from The NASDAQ Capital Market to the NYSE MKT LLC. A description of the Common Stock of the Company is set forth in the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-177116), originally filed with the SEC on September 30, 2011, as may be amended from time-to-time, which description is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form are being registered on an exchange on which no other securities of the Company are registered and are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Ampio Pharmaceuticals, Inc.

Date: June 6, 2013	By:	/s/ Mark D. McGregor
Mark D. McGregor
Chief Financial Officer

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